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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-3 No. 333-01913, 333-01643, 33-61653, and 333-31249, and Forms S-8 No.
33-30149, 33-38305, 33-38304, 33-52228, 33-43663, 33-52226, 33-68076, 33-81284,
33-79496, 33-81282, 333-12903, 333-36713, 333-36715, 333-39991, and 333-39993,
and Form S-4 No. 333-15853) of Staples, Inc. and in the related Prospectus of our report dated March 3, 1998, except for Note L, as to which the date is April 7, 1998, with respect to the consolidated financial statements of Staples, Inc. included in this Annual Report (Form 10-K) for the year ended January 31, 1998.


/s/ Ernst & Young LLP
-----------------------
ERNST & YOUNG LLP

Boston, Massachusetts
April 16, 1998